EXHIBIT 6.4

AIRCRE contracts

SUBLEASE FOR A SINGLE SUBLESSEE

To be used if the entire space (Premises) will be subleased by a single sublessee whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building.

If there will be one or more sublessees sharing the space with each other and/or the lessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building, use the Sublease for Multiple Tenants.

1. Basic Provisions ("Basic Provisions").

1.1 **Parties**: This Sublease ("**Sublease**"), dated for reference purposes only August 7, 2025, is made by and between Function Engineering, Inc., a California corporation ("**Sublessor**") and Epilog Imaging Systems, Inc., a Delaware corporation ("**Sublessee**"), (collectively the "**Parties**", or individually a "**Party**").

1.2 **Premises**: That certain real property, including all improvements therein, and commonly known as (street address, city, state, zip) 125 San Carlos St, San Francisco, CA 94110 located in the County of San Francisco, State of California and generally described as (describe briefly the nature of the property) approximately 2,400 rentable square feet ("**Premises**").

1.3 **Term**: Two (2) years and __________ months commencing September 1, 2025 ("**Commencement Date**") and ending August 31, 2027 ("**Expiration Date**").

1.4 **Early Possession**: If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing upon a fully executed sublease and delivery of Sublessee's required insurance policy ("**Early Possession Date**").

1.5 **Base Rent**: $6,500.00 per month ("**Base Rent**"), payable on the 1st day of each month commencing September 1, 2025.

☐ If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.

1.6 **Base Rent and Other Monies Paid Upon Execution**:

(a) **Base Rent**: $6,500.00 for the period September 1-30, 2025.

(b) **Security Deposit**: $13,000.00 ("**Security Deposit**").

(c) **Association Fees**: __________ for the period __________.

(d) **Other**: __________ for __________.

(e) **Total Due Upon Execution of this Sublease**: $19,500.00.

1.7 **Agreed Use**: This Sublease is subject to that certain Commercial Real Property Lease dated August 26, 2022, by and among The Company, LLC a California limited liability company, Stanley L. Jones and Marianne C. Richards (collectively, "Lessor") and Function Engineering, Inc., as "Lessee." The Premises shall be used and occupied only for a) general administrative office, research and development, testing, laboratory, warehousing and storage of engineering products, manufacturing, marketing and distribution of engineering products, and purposes incidental thereto and for no other purposes.

1.8 **Real Estate Brokers.**

(a) **Representation**: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Sublease with the following real estate brokers ("**Broker(s)**") and/or their agents ("Agent(s)"):

Sublessor's Brokerage Firm Calco Commercial, Inc. License No. 01908821 is the broker of (check one): ☑ the Sublessor; or ☐ both the Sublessee and Sublessor (dual agent).

Sublessor's Agent Charlie Cutler & Lindsay Cutler License No. 02026787 & 02198286 is (check one): ☑ the Sublessor's Agent (salesperson or broker associate); or ☐ both the Sublessee's Agent and the Sublessor's Agent (dual agent).

Sublessee's Brokerage Firm Calco Commercial, Inc. License No. 01908821 is the broker of (check one): ☑ the Sublessee; or ☐ both the Sublessee and Sublessor (dual agent).

Sublessee's Agent Liv Mason License No. 02245475 is (check one): ☑ the Sublessee's Agent (salesperson or broker associate); or ☐ both the Sublessee's Agent and the Sublessor's Agent (dual agent).

(b) **Payment to Brokers**: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of __________ or __________% of the total Base Rent) for the brokerage services rendered by the Brokers.

~~1.9 **Guarantor**. The obligations of the Sublessee under this Sublease shall be guaranteed by __________ ("**Guarantor**").~~

1.10 **Attachments**. Attached hereto are the following, all of which constitute a part of this Sublease:

☐ an Addendum consisting of Paragraphs __________ through __________;

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☐ a plot plan depicting the Premises;

☐ a Work Letter;

☑ a copy of the Master Lease and any and all amendments to such lease (collectively the "**Master Lease**");

☑ other (specify): FF&E list .

2. Premises.

2.1 **Letting**. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. **Note: Sublessee is advised to verify the actual size prior to executing this Sublease.**

2.2 **Condition**. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("**Start Date**"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.

2.3 **Compliance**. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("**Applicable Requirements**") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. **NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same.

2.4 **Acknowledgements**. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee's decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Americans with Disabilities Act**. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor's expense ☑ Sublessee's expense.

3. Possession.

3.1 **Early Possession**. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.2 **Delay in Commencement**. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

3.3 **Sublessee Compliance**. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 **Rent Defined**. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("**Rent**"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 **Utilities**. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 6.3 of this Sublease).

6. Master Lease.

6.1 Sublessor is the lessee of the Premises by virtue of the "**Master Lease**", wherein The Company, LLC, Stanley L. Jones and Marianne C. Richards is the lessor, hereinafter the "**Master Lessor**".

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6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

6.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 8.2 (a)(i) the phrase "products completed operations"; and (ii) in section 8.4(b) the following clause, "(including all epidemics, pandemics, viruses, diseases, quarantines, acts of government, public health emergencies, and/or any health condition that requires tenant to vacate the premises or not operate its business by law or otherwise (including, but not limited to, any coronavirus), and/or any local, state and/or federal closures applicable to such lease and/or the parties thereto) or attributable to prevention of access to the Premises as a result of such perils.

6.5 The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the "**Sublessee's Assumed Obligations**". The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the "**Sublessor's Remaining Obligations**".

6.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

~~**7. Assignment of Sublease and Default.**~~

~~7.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.~~

~~7.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.~~

~~7.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.~~

~~7.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.~~

~~**8. Consent of Master Lessor.**~~

~~8.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.~~

~~8.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.~~

~~8.3 In the event that Master Lessor does give such consent then:~~

~~(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.~~

~~(b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.~~

~~(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.~~

~~(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.~~

~~(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.~~

~~(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.~~

~~(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).~~

~~8.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.~~

~~8.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.~~

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~~8.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default if Sublessee does so within the same number of days set forth in the notice of default given to Sublessor. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.~~

7. Non Assignability or Sub-Subleasing / No Joint Venture or Partnership. Sublessee shall not sublicense, assign, or transfer all or any part of its interest in this Sublease any such transfer or attempt to transfer by Sublessee, whether expressly or by operation of law, shall constitute a default under this Sublease. Nothing in this Sublease shall be considered or construed to create the relationship of principal and agent, partnership or joint venture, employer-employee or to create any association between Sublessor and Sublessee.

8. Sublessor's Obligations with Respect to the Master Lease; Confidentiality of Master Lease. Sublessor shall perform all of its obligations under the Master Lease. Provided Sublessee is not in breach under this Sublease and except as otherwise provided in this Sublease, Sublessor shall not amend, terminate or waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease that could result in a substantial interference with Sublessee's use of the Premises or materially increase Sublessee's obligations or decrease Sublessee's rights under this Sublease without, in each instance, Sublessee's prior written consent. Sublessor shall use Sublessor's diligent good faith efforts to cause Master Lessor to perform its obligations under the Master Lease. Sublessee agrees that the copy of the Master Lease provided to Sublessee in connection with this agreement is confidential and shall not be provided or disclosed to any person other than Sublessee's attorneys, accountants and other professionals in connection with the operation of Sublessee's operations in the Premises.

9. Additional Brokers Commissions.

9.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2 If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.

9.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneficiary of this paragraph 9.

10. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11. Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "**Prevailing Party**" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee

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under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

13. Accessibility; Americans with Disabilities Act.

(a) The Premises:

☐ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

14. Signage. Sublessee shall have the right to install Building-standard signage at its sole cost and expense, subject to the terms and conditions of the Master Lease.

15. FF&E. Sublessor shall provide Sublessee with access to the existing furniture, fixtures, and equipment ("FF&E") located within the Premises. An FF&E list is attached to this Sublease and incorporated herein by reference.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed At:	Executed At:
On: 8/26/2025	On: 8/26/2025
By Sublessor:	**By Sublessee:**
Function Engineering, Inc., a California corporation	Epilog Imaging Systems, Inc., a Delaware corporation
By: Signed by: [signature] 569E5879C68F426...	By: Signed by: Lance Mojaver 255F94751FAC4A4...
Name Printed: Sung kim	Name Printed: Lance Mojaver
Title: President	Title: CTO
Phone:	Phone:
Fax:	Fax:
Email:	Email:
By:	By:
Name Printed:	Name Printed:
Title:	Title:
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Phone: ____________
Fax: ____________
Email: ____________

Address: ____________
Federal ID No.: ____________

BROKER
Calco Commercial, Inc.

Attn: Charlie Cutler & Lindsay Cutler
Title: ____________

Address: ____________
Phone: ____________
Fax: ____________
Email: ____________
Federal ID No.: ____________
Broker DRE License #: ____________
Agent DRE License #: 02026787 & 02198286

Phone: ____________
Fax: ____________
Email: ____________

Address: ____________
Federal ID No.: ____________

BROKER
Calco Commercial, Inc.

Attn: Liv Mason
Title: ____________

Address: ____________
Phone: ____________
Fax: ____________
Email: ____________
Federal ID No.: ____________
Broker DRE License #: ____________
Agent DRE License #: ____________

Consent to the above Sublease is hereby given.

Executed At: ____________
Executed On: ____________

By Master Lessor:
The Company, LLC, Stanley L. Jones and Marianne C. Richards

By: ____________
Name Printed: ____________
Title: ____________
Phone: ____________
Fax: ____________
Email: ____________

By: ____________
Name Printed: ____________
Title: ____________
Phone: ____________
Fax: ____________
Email: ____________

Address: ____________
Federal ID No.: ____________

Executed At: ____________
Executed On: ____________

By Guarantor:
____

By: ____________
Name Printed: ____________
Title: ____________
Address: ____________

By: ____________
Name Printed: ____________
Title: ____________
Address: ____________

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FF&E List:

- 1 ESD stations
- 1 large table
- 3 workbenches
- 2 desks
- 4 storage cabinets

COMMERCIAL REAL PROPERTY LEASE

8/26/2022

1. Basic Provisions ("Basic Provisions").

1.1 **Parties**. This Commercial Real Property Lease ("**Lease**"), is entered into this ____ day of August, 2022(the "Effective Date") by and between The Company, LLC, a California limited liability company, Stanley L. Jones and Marianne C. Richards ("**Lessor**") whose address is 2026 Eldorado Court, Novato, CA 94947 and Function Engineering, Inc., a California corporation ("**Lessee**") whose address is 163 Everett Avenue, Palo Alto, CA 94301. Lessor and Lessee are collectively referred to as the "**Parties**", or individually a "**Party**".

1.2 **Premises**: The westerly 96 feet of the real property and improvements that abut San Carlos Street described as 2224 Mission Street, San Francisco, CA commonly known as 125 San Carlos Street, San Francisco, CA 94110, which premises are approximately 2,400 square feet ("Premises") . Lessor and Lessee hereby agree that the square footage of the Premises has not been measured and have agreed on the approximate size set forth above for all purposes of this Lease and no further measurement shall be required. The Premises are located in the County of San Francisco. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall not have any rights to the roof, or exterior walls of the Building (See also Paragraph 2). The "Property" sometimes referred to herein means the building of which the Premises is a part.

1.3 **Term**: Five years ("**Original Term**") commencing September 1st, 2022 ("**Commencement Date**") and ending August 31st, 2027 ("**Expiration Date**"). (See also Paragraph 3)

1.4 **Base Rent**: [redacted] per month ("**Base Rent**"), payable on the last day of each month. (See also Paragraph 4)

(a) **Adjustments**: Base Rent during Original Term shall be as follows:

September 1st, 2022 through February 28th, 2023: abated
March 1st, 2023 through February 28th, 2024: [redacted] per month
March 1st, 2024 through February 28th, 2025: [redacted] per month
March 1st, 2025 through February 28th, 2026: [redacted] per month
March 1st, 2026 through February 28th, 2027: [redacted] per month
March 1st, 2027 through August 31st, 2027: $[redacted] per month

1.5 **Base Rent and Other Monies Paid Upon Execution**:

(a) **Base Rent**: [redacted] for the period from March 1st, 2023 through March 31st, 2023
(b) **Security Deposit**: [redacted] ("Security Deposit"). (See also Paragraph 5)
(c) **Property Insurance** (54 days): $[redacted]
(d) **Total Due upon Execution of this Lease**: [redacted]

1.6 **Agreed Use:** The Premise may be used for (a) general administrative office, research and development, testing, laboratory, warehousing and storage of engineering products, manufacturing, marketing and distribution of engineering products, and purposes incidental thereto (See also Paragraph 6).

1.7 **Attachments.** Attached hereto are the following, all of which constitute a part of this Lease:

2. Premises.

2.1 **Letting**. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different.

NOTE: Lessee is advised to verify the actual square footage prior to executing this Lease.

2.2 **Preparation, Acceptance, Fixturing.** Lessee's taking possession of the Premises on Commencement Date of the term shall constitute Lessee's acknowledgement that the Premises are in good condition. Lessor shall deliver Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date").

2.3 **Compliance**. Lessee, at Lessee's sole cost and expense, will comply with all applicable local, state, and federal statutes, regulations, rules, codes (including building and zoning codes), ordinances, and other requirements of governmental authorities now or hereafter in effect ("Applicable Requirements") pertaining to the use or condition of the Premises and the conduct of Lessee's business. Lessee will give Lessor immediate written notice if Lessee becomes aware that the use or condition of the Premises is in violation of any Applicable Requirement. During the Term, Lessee will diligently monitor and regularly examine the Premises for potential violations of Applicable Requirements. Lessee will make, at Lessee's sole cost and expense, any and all alterations, improvements, and changes, whether structural or

non-structural, that are required by the Applicable Requirements as a result of Lessee's use of the Premises or the conduct of Lessee's business in the Premises. Lessee acknowledges that the Premises may require modifications per the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 45). **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 30 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease
or any extension thereof, on the date that on which the Base Rent is due, an amount equal to that portion of such costs reasonably attributable to the Premises in a ratio wherein the numerator is 1 and the denominator is the number of months remaining in the Term (including any Option months, if exercised). Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

(d) **Zoning.**

(i) Investigation. Lessee acknowledges and agrees that it has investigated the zoning for the Premises to determine whether Lessees' proposed use is allowed under the San Francisco's Planning Code as amended. Lessee has entered into the Lease solely based upon its investigation. In addition, Lessor has made no representation or warranty regarding the zoning of the Premises. Lessee has made its own determination that Lessee's proposed use of the Premises is allowed under the zoning.

(ii) Notice of Violation. If during the Term of the Lease either Lessor or Lessee receives written notice from a governmental entity that Lessee's use does not conform to existing zoning rules and regulations, Lessor, at its sole discretion, within fifteen (15) days of receiving any such notice, may elect either to:

(A) Lessor, at Lessor's sole cost and expense, without right of reimbursement from Lessee, shall contest such notice in a timely manner in accordance with the Applicable Requirements, and the Lease shall remain in full force and effect during such contest, and if such final determination finds that Lessee's use is in violation of the applicable zoning, Lessor may require Lessee to surrender possession of the Premises to Lessor the earlier of: (i) ninety (90) days of the effective date of the final determination, or (ii) the day before the imposition of any fine or penalty against the Property (defined in Paragraph 10.1) by any governmental entity; or

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(B) Terminate this Lease upon written notice to Lessee of the earlier of ninety (90) days prior written notice to Lessee, or the date upon which monetary penalties/fines are assessed against the Property.

2.4 **Acknowledgements.** Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Lessor, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor nor Lessor's agents have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5 **Lessee as Prior Owner/Occupant**. If immediately prior to the Start Date Lessee was the owner or occupant of the Premises Lessee shall be responsible for any necessary corrective work.

2.6 **Roof Access**. Lessee shall not be permitted to use the roof for any purpose. Under no circumstances shall Lessee, its employees or agents be allowed to congregate on the roof for any reason.

3. Term.

3.1 **Term**. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 **Early Possession**. Lessee shall take possession of the Premises upon execution of this Lease by all parties and upon Lessor's receipt of all monies due upon execution as well as Lessor's receipt of proof of insurance (see section 8.2). Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 **Delay In Possession**. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises, unless such delay in delivery of possession is due to any fault of Lessee, and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within **90** days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such **90** day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 **Lessee Compliance**. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 **Rent Defined**. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

4.2 **Payment**. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. In the event that an invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is

for less than one full calendar month shall be prorated based upon the actual number of days of said month. Lessee shall provide for automatic funds transfer and or shall wire funds to Lessor's bank account the day before the first day of each month in full payment of the respective Rent for that month. Lessor's bank account number and routing information are as follows:

Bank Name: TIAA Bank
Bank Address: 301 West Bay Street, Jacksonville, FL 32202
Bank Wire Routing Number: 063000225
Bank ACH Routing Number: 063092110
Account Name: Bradley A. Jones
Account #: 0230177549

At the time of execution of the Lease, Lessee shall pay the Base Rent for the period from March 1st, 2023 to March 31st, 2023. On the day before the first day of each month thereafter (commencing March 31st, 2023) during the 5 year Lease term, Lessee shall pay the Base Rent that is due and payable for such month in advance. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any funds transfer so stating. In the event that any instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge (see Paragraph 13.5). Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, and any remaining amount to any other outstanding charges or costs.

4.3 **Late Payments; NSF Charges.** Please refer to Paragraph 13.5.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall immediately on demand deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts and may commingle the Security Deposit with other monies, under the sole control of Lessor. The Security Deposit will not earn interest, and Lessee waives any and all rights, duties and obligations either party may now, or in the future, have relating to or arising from California Civil Code section 1950.7. Within 90 days after the Expiration Date or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor unless Expiration Date is after June 30th and before City and County of San Francisco publishes the secured property tax bill for the new year, in which case Lessor shall return that portion of the Security Deposit not used or applied by Lessor within 90 days after the Expiration Date or termination of this Lease but not before the Assessor of the City and County of San Francisco publishes the secured property tax bill for the new tax year which begins on July 1st. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT. Lessee further grants to Lessor a Uniform Commercial Code Security Interest in the Security Deposit and agrees that, in addition to all other rights and remedies available to Lessor under applicable law, Lessor will have all rights of a secured party under the California Commercial Code with respect to the Security Deposit. Lessee will, at any time, and from time to time, deliver such documents and take such actions as Lessor or the bank maintaining the account holding the Security Deposit may reasonably request concerning the creation or perfection of the security interest granted to Lessor in (including Lessor's control of) the bank account or to affect the provisions of this section. Lessee makes, constitutes, and appoints Lessor its true and lawful attorney-in-fact, for it and in its name, place, and stead, to execute and deliver all such instruments and documents, and to do all such other acts and

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things as Lessor may deem to be necessary or desirable to create, protect, and preserve the rights granted to Lessor under this section. If Lessor transfers its interest in the Premises during the Term and assigns or delivers to the transferee any and all then-remaining Security Deposit, Lessor will be discharged from any further liability for the Security Deposit. Lessee may not assign or encumber the Security Deposit or its interest in the Security Deposit without the prior written consent of Lessor. Any attempt to do so will be void and not binding on Lessor.

6. Use.

6.1 **Use**. Lessee shall use and occupy the Premises only for the Agreed Use, and for no other purpose without Lessor's consent, which consent may be given or withheld in Lessor's sole and absolute discretion. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessee shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Lessor is increased as a result of Lessee's use, Lessee shall pay to Lessor within 10 days before the date Lessor is obligated to pay a premium on the insurance, or within 7 days after Lessor delivers to Lessee a statement from Lessor's insurance carrier stating that the rate increase was caused by the activity of Lessee on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.

(a) **No Residential Use.** Lessee shall not use any or all of the Premises for residential purposes. Residential uses include, but are not limited to, sleeping or washing clothes in Premises. The parties acknowledge and agree that this provision is a material term of the Lease that is to be strictly construed. The parties agree that any violation of this provision by Lessee, at any time, for any duration, no matter how slight and no matter the length of time involved, shall constitute a material Breach of this Lease entitling Lessor to elect to immediately terminate the Lease. Lessor's remedies under this Paragraph are in addition to any other remedy Lessor may have under the Lease. Any dispute relating to this paragraph shall be exempt from any mandatory mediation or arbitration provision requirement which may be otherwise applicable under the Lease.

6.2 **Hazardous Substances**.

(a) **Reportable Uses Require Consent**. The term "**Hazardous Substance**" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory, and, notwithstanding the foregoing, (iv) substances that now or in the future are defined or regulated by environmental laws, statutes, ordinances, or guidelines promulgated by any local, state, or federal governmental or quasi-governmental agency as "contamination," "contaminants," "hazardous," "hazardous substances," "hazardous materials," "hazardous wastes," "pollutants," "pollution," "toxic," "toxic substances," "toxins," or "ultra-hazardous," or are otherwise listed or regulated under any Environmental Laws; (v) petroleum products, crude oil (or any fraction thereof), and their derivatives; (c) asbestos, explosives, lead-based paint, polychlorinated biphenyls, radioactive materials, and urea formaldehyde; and (vi) noxious fumes, soot, or vapors. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) **Duty to Inform Lessor**. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor,

Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Remediation**. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) **Lessee Indemnification.** Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Property not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) **Lessor Indemnification**. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) **Investigations and Remediations**. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g) **Lessor Termination Option**. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

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6.3 **Lessee's Compliance with Applicable Requirements**. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 **Inspection; Compliance**. Lessor and Lessor's agents or **"Lender"** (as defined in Paragraph 27) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise after 24 hour notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

6.5 **Covenant to Open and Operate; Lessor Recapture.** Lessee covenants to open for business to the public within the entire Premises fully staffed, fixturized, and stocked with merchandise, if applicable, on or before the Term Commencement Date, and after that date to operate the business described in section 1.7 continuously and uninterruptedly in the entirety of the Premises during the Term. If Lessee ceases operation at the Premises for a period of 30 consecutive days or more, excluding closures due to force majeure, permitted repairs, casualty, condemnation, assignment, sublet, or remodeling, then Lessor, in its sole discretion, has the right to recapture possession of the Premises and terminate this Lease by providing Lessee with written notice of Lessor's election to do so (Recapture Termination Notice). The Recapture Termination Notice will specify the date (Recapture Termination Date) by which Lessee must return possession of the Premises to Lessor, which date may be no earlier than the 30th day following the date that the Recapture Termination Notice is delivered to Lessee. On or before such Recapture Termination Date, Lessee must surrender the Premises in the condition otherwise required by this Lease.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 **Lessee's Obligations**.

(a) **In General**. Lessee shall, at Lessee's sole expense, keep the Premises clean and maintain and keep Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good working order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all fixtures, carpets, window coverings, all electrical facilities and equipment (including all light fixtures, lamps, bulbs, and tubes) all equipment or facilities, such as plumbing, HVAC equipment, electrical, electrical wiring, any fire detection (including fire suppression, extinguisher equipment and fire alarms), utility lines, meters, pipes, conduits, fixtures, any other equipment and systems located within or exclusively serving the Premises, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, window frames, doors, door frames, entrances, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically

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including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(i) **Graffiti.** Lessee shall abate all graffiti on the outside walls, windows and sidewalk surrounding the Premises, or any other surface adjacent to the Premises that causes the San Francisco Department of Public Works to issue a notice of violation for the building in which the Premises is located and adjacent to which the Lessor deems to be the portion of the building in which the Premises are located. Lessee will abate graffiti within 7 days of such notice. Lessee shall have sidewalk adjacent to the entry of the Premises professionally steam cleaned upon notice of violation from the city and county of San Francisco and/or Lessor within 7 days of such notice.

(ii) **Trash Removal; Recycling**. Lessee will deposit trash and recyclables only within receptacles approved by Lessor. Lessee will cause such receptacles to be regularly emptied at Lessee's cost and expense; provided that, at Lessor's option, Lessor may provide trash and/or recycling removal services, the cost of which will be paid for by Lessee either as part of Common Area Costs or as an equitable proration by Lessor.

(iii) **Pest Control.** Lessee, at Lessee's expense, will cause the Premises to be treated for termites, rodents, and other pests and vermin as often as Lessor considers reasonably necessary, but in no event less frequently than semiannually. Additionally, Lessee, at Lessee's expense, will participate in any general extermination program that may be established by Lessor for the Property.

(iv) **Odor and Noise Control**. Lessee will, at Lessee's sole expense, maintain the Premises in a clean and sanitary manner and will keep the Premises and contiguous other tenant-occupied premises and the Property free of nuisances, odors, and loud sounds, including music associated with Lessee's business or from the operation of any instrument, apparatus, equipment, radio, television, or amplification system. On Lessee's receipt of notice of any complaint of odor or noise that may, directly or indirectly, result from the operation of Lessee's business, Lessee, at Lessee's sole expense, will take all steps necessary to immediately remedy the odor or noise. Lessee's failure to remedy such odor or noise within three (3) days of such notice will be an event of default under this Lease, without requiring further notice or cure period.

(b) **Service Contracts**. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance, on a regular basis (but not less frequently than quarterly), and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment and (ii) fire extinguishers and suppression equipment. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) **Failure to Perform**. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 24 hours'
written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) **Replacement**. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from
Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired then said item shall be replaced by Lessee at Lessee's sole cost and expense, using replacements of a quality equal to or exceeding that of the original installed by a vendor acceptable to Lessor.

7.2 **Lessor's Obligations**. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, shall keep in good order, condition and repair the foundations, exterior walls, structural members (but not wall coverings or sheet rock except as required by Lessor's structural repairs) and the exterior roof Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, window frames, doors, door frames, entrances or plate glass of the Premises. Under no circumstances, however, shall Lessor be responsible for any damage sustained, including loss of use, by Lessee due to a repair for which Lessor is responsible. Lessee acknowledges that the cost of Lessor's maintenance obligations herein will be prorated and billed to Lessee with such charges being due and payable upon delivery of such bill. Lessee waives and releases its rights, including its right to make repairs at Lessor's expense, under California Civil Code 1941–1942 or any similar law, statute, or ordinance now or hereafter in effect.

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7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions**. The term "**Utility Installations**" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "**Trade Fixtures**" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "**Alterations**" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "**Lessee Owned Alterations and/or Utility Installations**" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent**. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. No alterations, additions and changes shall be made which affect the shell or the structural or load bearing portions of the building or which would diminish the value of the Premises.
Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) **Liens; Bonds**. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than
10 days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

(d) **Lessee Improvements**: In addition to the Lease, including but not limited to Paragraph 7.3(b), in the event Lessee wishes to make additional improvements to the Premises, Lessee shall comply with all of the following regarding any Alterations or improvement to the Premises ("Lessee Improvements"). All Lessee Improvements, Alterations or modifications need to be approved in writing by Lessor four (4) weeks before any work commences. Under no circumstances shall consent be given to any Improvements or Alterations that (i) affect he structure of the building where the Premises are located, or any portion of the Property other than the interior of the Premises; (ii) affect the Building systems, such as plumbing, HVAC, electrical, or fire and life safety; (iii) substantially change the exterior appearance of the Premises; (iv) result in Lessor being required under Applicable Requirements to perform any work that Lessor could otherwise avoid or defer; (v) result in an increase in the demand for utilities or services that Lessor is required to provide; or (vi) cause an increase in the premiums for any insurance carried by Lessor.

(i) Lessee agrees to use only a licensed (with California Contractor's State License Board) and insured contractor for said Lessee Improvements and to provide Lessor copies of all contracts, agreements, receipts, and all other related documentation promptly upon request. Lessee shall be required to acquire all applicable insurance for such improvements and construction on the Premises and Lessor and Lessor's property manager and Lender (if any) shall be named as an Additional Insured on any and all insurance policies. Lessee shall hold Lessor harmless, will indemnify and agree to defend against any claims resulting from acts or omissions caused by any person working on the Lessee Improvements. Additionally, Lessee, if necessary, agrees to obtain proper permits with the City and County of San Francisco (the "**City**") for all said improvements. LESSEE SHALL NOT ATTEMPT TO OBTAIN A PERMIT OF ANY TYPE FROM THE CITY WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, which consent shall not be unreasonably withheld. Lessee at its sole cost and expense shall be responsible for supplying Lessor with a complete set of architectural plans and construction documents, including all finish schedules and specifications, with regard to completing the Lessee Improvements. The sole cost and expense of any construction, space plans and architectural fees

incurred in connection with such Lessee Improvements shall be paid 100% by Lessee and said architect shall be hired directly by Lessee. Lessor, at its discretion, may require construction bonds.

(ii) **Compliance with Laws.** In the event that Lessee intends to make alterations to the Premises, Lessee shall comply with all Applicable Requirements and City municipal ordinances for such alterations, including, but not limited to, the City's Building, Planning, Electrical, Plumbing, Fire, Mechanical and Health Codes. Lessee's Lessee Improvements shall meet or exceed the applicable code requirements of the City. Notwithstanding anything to the contrary in the Lease or this Addendum, Lessee shall be solely responsible, at its sole cost and expense, to comply with any upgrades or ADA requirements, or other accessibility statutes, to the Premises and/or to the Building required by the Lessee Improvements or Alterations and any Alterations will require written consent from Lessor prior to any work commencing. If, to comply with Applicable Requirements, Lessee must make additions, improvements, or alterations to the Premises' exterior or to the Property. Lessee will make such additions, improvements, and alterations as part of Tenant's Alterations under this section, subject however to Lessor's prior written consent, given or withheld in Lessor's sole discretion. Throughout the term, Lessee, at Lessee's sole cost and expense, will repair any and all defects in the work of any Alterations made by Lessee under this section. Lessee will provide Lessor with not less than10 days' prior written notice of the commencement of any Alterations in the Premises, and Lessor will have the right to enter the Premises to post customary notices of non-responsibility with respect thereto.

(iii) **Plans and Specifications**. All Alterations will be made in accordance with plans and specifications prepared by Lessee's licensed consultants (such as architects and engineers) approved by Lessor and constructed by licensed contractors and subcontractors approved by Lessor. All Alterations will be constructed in good workmanlike manner and at Lessee's sole cost and expense, except as noted herein. Lessee shall submit a Work Letter describing the Lessee Improvements. Lessor's approval of the Work Letter shall not constitute a warranty that the Lessee Improvements meet the applicable San Francisco Building, Electrical, Plumbing or Mechanical Codes, or that the Improvements to the Premises are suitable for Lessee's use of the Premises.

(iv) **Lessee's Contractor.** With respect to the Lessee Improvements, prior to commencement of any construction of any Lessee Improvements, Lessee shall furnish Lessor with a true copy of Lessee's contract with a licensed general contractor, and evidence of liability insurance naming Lessor, Lessor's property manager and Lender (if any) as additional insured, as well as worker's compensation insurance. Lessee's contract with said general contractor shall provide that it is conditioned upon Lessor's reasonable approval and that Lessor shall have the right but not the obligation to assume Lessee's rights and obligations under such contract in the event Lessee should default. Prior to commencing construction of any Lessee Improvements, Lessee shall supply Lessor with a timetable showing Lessee's good faith estimate of the course of construction. Lessee shall notify Lessor of any and all material deviation from said timetable.

(v) **Observation of Lessee Improvements.** Lessee shall provide sufficient on-site observation of the construction of the Lessee Improvements at the Premises to ensure that the Lessee Improvements are completed in a workman-like manner.

(vi) **Insurance.** Prior to commencement of any construction of any Lessee Improvements, Lessee shall deliver to Lessor certificates of liability and construction risk insurance of its contractor, and evidence of adequate workers compensation insurance covering all persons employed in connection with the work of improvement. Lessee shall maintain and pay (or cause to be paid) all premiums required to maintain such insurance at all times during which work is in progress.

(vii) **Lessor's Right To Discharge Lien.** In the event Lessee does not cause to be recorded the bond described in Paragraph 8424 of the California Civil Code and a final judgment has been rendered against Lessee, for the foreclosure of a mechanic's, materialmen's, contractors or subcontractor's lien claim, Lessor shall have in addition to the rights granted Lessor hereunder, the right, but not the obligation, to pay or otherwise discharge such judgment or lien. Lessee shall reimburse Lessor for all reasonable sums paid by Lessor under the terms of this Lease, together with all Lessor's reasonable attorneys' fees and costs and interest thereon at the Default Rate.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership**. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal**. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the Expiration Date or earlier termination of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the

removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent. Notwithstanding the foregoing, Lessee has the right to install in, and remove from, the Premises Lessee's personal property, including trade fixtures, in connection with Lessee's use and occupancy of the Premises and the conduct of Lessee's business in the Premises. Lessee will bear all costs and expenses in connection with the installation or removal of Lessee's personal property, provided that all applicable provisions of this Lease (including section 7.3) will apply to Lessee's installation of trade fixtures that, on removal, would cause material damage to the Premises.

(c) **Surrender; Restoration**. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. Upon expiration or termination of this Lease, Lessee shall have no obligation to remove any improvements made by Lessee provided that said improvements have been approved of by the Lessor which Lessor approval shall not be unreasonably withheld or delayed. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Property) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 **Payment of Premiums**. The cost of the premiums for the insurance policies required to be carried hereunder, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a paid by the party required to procure such coverage. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 **Liability Insurance**.

(a) **Carried by Lessee**. Lessee, at its sole cost and expense, beginning on the date Lessee is given access to the Premises and continuing during the Term, will procure, pay for, and keep in full force and effect the types of insurance set forth herein.

(i) **Commercial General Liability.** Lessee shall maintain a commercial general liability insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The coverages required to be carried will be extended to include blanket contractual liability, personal injury liability (including libel, slander, false arrest, and wrongful eviction), cross-liability, severability of interest, products completed operations, independent contractors, owner, non-owned, and hired vehicles, liquor law liability if alcoholic beverages are served, sold, consumed, or obtained, and broad form property damage liability (including fire legal liability and such other risks as Lessor may specify by written notice to Lessee). All such liability insurance will specifically insure the performance by Lessee of the indemnity agreement as to liability for injury or death of persons and injury or damage to property set forth in section 8.7, below. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $4,000,000. Lessee shall add Lessor, Lessor's property manager and lender (if any) as additional insureds by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. Prior to taking possession of the Premises, Lessee shall deliver to Lessor a certificate of liability insurance of the Premises.

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(b) **Carried by Lessor**. Lessor, at all times from and after Substantial Completion of the Premises, will maintain in effect during the Term a policy or policies of insurance covering the building of which the Premises is a part (including boiler and machinery) in an amount not less than 80 percent of the full replacement cost (exclusive of the cost of excavations, foundations, and footings) or the amount of insurance Lessor's mortgagee(s) or beneficiary(ies) may require Lessor to maintain, whichever is greater, providing protection against any peril generally included in the classification "Named Perils Coverage," loss of rental income insurance, and such other additional insurance as covered in an "all-risk" standard insurance policy, with earthquake coverage insurance if deemed necessary by Lessor in Lessor's sole judgment or if required by Lessor's mortgagee(s) or beneficiary(ies) or by any federal, state, county, city, or local authority. Such insurance shall be in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein. Sixty Two percent (62%) of the cost of premiums of such policies, or such insurance covering the Property in which is situated the demised Premises, even if included in any "blanket" policy of insurance, shall be paid by Lessee to Lessor within ten (10) days after Lessor has made a written demand therefore. Such insurance premiums are additional Rent hereunder.

8.3 **Property Insurance - Building, Improvements and Rental Value.**

(a) **Building and Improvements**. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of a coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has deductible clause, the deductible amount shall not exceed $5,000 per occurrence. Sixty Two percent (62%) of the cost of premiums of such policies, or such insurance covering the building in which is situated the demised Premises, even if included in any "blanket" policy of insurance, shall be paid by Lessee to Lessor within ten (10) days after Lessor has made a written demand therefor. Such insurance premiums are additional Rent hereunder.

(b) **Rental Value**. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) **Lessee's Improvements**. Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 **Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.**

(a) **Property Damage**. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) **Business Interruption**. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee (including all epidemics, pandemics, viruses, diseases, quarantines, acts of government, public health emergencies, and/or any health condition that requires tenant to vacate the premises or not operate its business by law or otherwise (including, but not limited to, any coronavirus), and/or any local, state and/or federal closures applicable to such lease and/or the parties thereto) or attributable to prevention of access to the Premises as a result of such perils.

(c) **Worker's Compensation Insurance**. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of

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Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) **No Representation of Adequate Coverage**. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 **Insurance Policies**. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A, VIII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 **Waiver of Subrogation.** Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other and their respective authorized representatives, and waive their entire right to recover damages against the other and their respective authorized representatives , for loss of or damage to any person or the Premises and the building and other improvements in which the Premises are located and to the fixtures, personal property, Lessee's improvements, and alterations or either Lessor or Lessee in or on the Premises and the building and other improvements in which the Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. The effect of such releases and waivers is not limited by the amount of insurance carried or required or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

8.7 **Indemnity by Lessor and Lessee**. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors or invitees . If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Except to the extent resulting from the gross negligence or willful misconduct of Lessee, Lessor shall indemnify, defend, and hold Lessee harmless from and against any and all claims, losses, costs, liabilities, damages, and expenses including penalties, fines and reasonable attorneys' fees, incurred in connection with or arising from: (a) third party claims for injury to or death of any person or persons on the Property, Building and Premises (but with respect to the Property, Building, or Premises only to the extent to which the same shall result from the gross negligence or willful misconduct of Lessor or a Lessor Party); and/or (b) any breach by Lessor or a Lessor Party of any covenant or condition of this Lease.

8.8 **Exemption of Lessor and its Agents from Liability**. To the fullest extent permitted by law, Lessee waives all claims (in law, equity, or otherwise) against Lessor arising out of, knowingly and voluntarily assumes the risk of, and agrees that neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or

goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8. Lessee's obligations under this section 8.8 will survive the termination of this Lease.

8.9 **Failure to Provide Insurance**. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

8.10 **Additional Insureds; Loss Payees**. All policies of insurance required of Lessee under this Lease will name and will be for the mutual and joint benefit and protection of Lessee, Lessor, and Lessor's agents and mortgagee(s) or beneficiary(ies) as additional insureds. The policies described herein shall also name Lessor and Lessor's mortgagee(s) and beneficiary(ies) as loss payees. All policies required of Lessee in this section 8 will be endorsed to read that such policies are primary policies and any insurance carried by Lessor or Lessor's property manager will be noncontributing with such policies.

9. Damage or Destruction.

9.1 **Definitions.**

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility
Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 12 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 12 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 **Partial Damage - Insured Loss**. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but
not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required

insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss**. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction**. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term**. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies**.

(a) **Abatement**. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) **Remedies**. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or

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restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments**. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 **Waiver of Statutory Termination**. Lessor and Lessee each waive the provisions of California Civil Code sections 1931(2) and 1933(4) and any amendments thereto and of any law that may hereafter be passed during the Term of this Lease authorizing the termination of a lease based on the complete or partial destruction of the demised premises.

10. Real Property Taxes.

10.1 **Definition**. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the property in which the Premises are located ("Property"), Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Property. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Property, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 **Payment of Taxes**. Except as otherwise provided in Paragraph 10.3, Lessee shall pay to Lessor, in addition to the Rent herein provided, Sixty Two percent (62%) of the Real Property Taxes applicable to the Property. Said taxes are to be paid to Lessor by Lessee no later than (10) days after Lessor has made a written demand therefor. Lessee's obligation to pay Real Property Taxes will be prorated on the basis of a 365-day year to account for any portion of a fiscal tax year included in the Term at its commencement or expiration. Lessor, at its option, may collect Lessee's payment of Lessee's share of Real Property Taxes after the actual amount of Real Property Taxes for a fiscal tax year is ascertained or in advance, monthly or quarterly, based on Landlord's reasonable estimate of Real Property Taxes. If Lessor elects to collect Lessee's share of Real Property Taxes based on estimates, then Lessee will pay to Lessor on the Rent Commencement Date on and the first day of each calendar month or quarter thereafter during the Term (as determined by Lessor from time to time) an amount reasonably estimated by Lessor to be the monthly or quarterly amount of Real Property Taxes payable by Lessee. Lessor may periodically adjust the estimated amount as Lessor reasonably deems appropriate, and Lessor will notify Lessee of any adjusted amount at least 15 days before the next estimated payment is due. If Lessor collects Real Property Taxes based on estimated amounts, then following the end of each calendar or fiscal year, Lessor will furnish Lessee with a statement covering the immediately preceding calendar or fiscal year showing the total Real Property Taxes for that year, Lessee's share of such Real Property Taxes, and the payments previously made by Lessee with respect to that year, as set forth above. If Lessee's share of the actual Real Property Taxes for that year exceed Lessee's prior payments, then Lessee will pay the deficiency to Lessor within 10 days after its receipt of the statement. If Lessee's prior payments exceed Lessee's share of the actual Real Property Taxes for that year, Lessee will be entitled to offset the excess against the next payment(s) of Real Property Taxes or other Rent due to Lessor; provided that with respect to any amount determined after the expiration of the Term to be due to Lessee, Lessor will refund such amount to Lessee within 10 days after determination of the amount of the overpayment. If Lessor elects to collect Lessee's payment of Lessee's hare of Real Property Taxes after the actual amount of Real Property Taxes for a fiscal tax year is ascertained, then Lessor will furnish Lessee with a statement showing the total Real Property Taxes for that fiscal tax year and Lessee's share of such Real Property Taxes. Lessee will pay Lessee's share of the Real Property Taxes in two semi-annual installments, with each installment due on or before the later of (a) 15 days after Lessee's receipt of the statement from Lessor, or (b) 30 days before the delinquency date for Lessor's payment of

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the corresponding semi-annual installment of Real Property Taxes to the taxing authority, which delinquency date will be set forth on the statement from Lessor.

10.3 **Additional Improvements**. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 **Personal Property Taxes**. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities and Services. Lessee shall pay Property tenant at 2224 Mission Street (tenant is currently Hafa Bay, LLC dba Prubechu) $200 per month for Lessee's water and sewer usage for the Premises. Lessee shall be responsible for installation and maintenance of any and all data, phone and communications systems, or any other utility not currently installed or available at the Premises. Lessee will pay directly to the appropriate service provider all utility deposits; all utility installation, connection, activation, hook-up, start-up, user, and other fees (including any governmental and quasi-governmental fees required for any of Lessee's permits for such work); and all monthly and other charges. Notwithstanding anything to the contrary stated in the Lease, Lessee shall pay for all water, sewer use, gas, heat, light, power, telephone, trash disposal, internet and other materials, utilities and services billed or metered to the Premises and/or Lessee, together with any taxes thereon. If any utilities are billed directly to Lessee, Lessee shall pay such utilities as they come due, and shall covenant to keep the Premises free from utility liens. If any utilities are billed to the Premises and paid by Lessor, whether sub metered or otherwise, Lessee will pay directly to Lessor (a) all utility deposits; (b) all utility installation, connection, activation, hook-up, start-up, user, and other fees (including any governmental and quasi-governmental fees required for any of Lessee's permits for such work); and (c) all monthly and other charges for such utility services that are delivered to or provided for Lessee by Lessor, together with a reasonable administrative charge for Lessor's supervision of such utility services. Lessee must pay to Lessor its share of all such deposits, fees, and charges in connection with utility services delivered to or provided for the Premises by Lessor for which there is no separate meter or sub meter within 10 days after receipt of a bill from Lessor of Lessee's share based on the reasonable estimates of Lessor or Lessor's consultant or engineer. Alternatively, at Lessor's election, Lessee must pay Lessor's cost for installing separate meters or submeters to measure Lessee's usage of any utility service and must thereafter pay directly to the applicable utility service provider any such deposits, fees, and charges based on the measurements of such separate meters or submeters. At Lessor's option, Lessor may estimate Lessee' share of all costs in connection with utility services delivered to or provided for the Premises by Lessor for each calendar year, in which event Lessee must pay to Lessor, in monthly installments, one-twelfth ($1/12^{th}$) of the annual estimate of such costs on the first day of each calendar month, subject to an annual reconciliation. Lessor may adjust the estimate of such costs charged to Lessee at the end of any calendar quarter based on Lessor's experience and reasonably estimated costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, delay, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions. Lessee further agrees and acknowledges that no such inadequacy, stoppage, delay, interruption, or discontinuance of any utility or service (x) constitutes an eviction or a disturbance of Lessee's use or possession of the Premises, (y) entitles Lessee to terminate this Lease or withhold any Rent or any other amounts due under the terms of this Lease, or (z) relieves Lessee from any of Lessee's obligations under this Lease.

12. Assignment and Subletting.

12.1 **Lessor's Consent Required.**

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) If (i) Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Code in which Lessee is the bankrupt; or, if Lessee is a partnership, limited liability company or consists of more than one person or entity, of any partner of the partnership, member of the limited liability company or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) a writ of attachment or execution is levied on this Lease; or (iii) in any proceeding or action to which Lessee is a party, a receiver is appointed with authority to take possession of the Premises, it shall be considered an involuntary assignment, which shall constitute a default by Lessee and Lessor shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Lessee.

(e) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect, and (iii) all fixed and non-fixed rental adjustment scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(f) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to injunctive relief.

(g) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested, the use to be made of the Premises by the proposed Transferee would be prohibited by any other portion of this Lease; the financial responsibility of the proposed Transferee is not reasonably satisfactory to Lessor in light of the obligations to be performed by the Transferee; or the proposed Transferee is either a governmental agency or instrumentality thereof.

12.2 **Terms and Conditions Applicable to Assignment and Subletting.**

(a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment.
Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 33)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession
of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said

assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 36.2)

12.3 **Additional Terms and Conditions Applicable to Subletting**. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

12.4 **Transfer Premium.** The parties acknowledge that Lessor's economic stake in the Real Property is significantly greater than Lessee's economic stake in this Lease. Accordingly, the parties have expressly bargained for the following allocation of any consideration to be derived by Lessee from any Transfer of this Lease. Lessee shall be required to pay Lessor fifty (50%) of any rent, key money, transfer consideration, or other premiums of any kind or nature in connection with the Transfer in excess of the Rent payable by Lessee under this Lease. Such payments shall be paid in the same manner and at the same time as Lessee receives such Transfer Premium, whether such Transfer Premium is in the form of an increased rental, a lump sum payment or any other form of consideration.

(a) **Audit of Transfer Premium**. Promptly following Lessor's request, Lessee shall furnish a complete statement, certified by an independent certified public accountant or Lessee's chief financial officer, describing in detail the computation of any Transfer Premium that Lessee has derived or will derive from the assignment or subletting. If Lessor's independent certified public accountant finds that the Transfer Premium for any such assignment or subletting has been materially understated, Lessee shall, within thirty (30) days after demand, pay the deficiency. If Lessee has understated the Transfer Premium by more than ten percent (10%), Lessee shall pay the reasonable costs of such audit.

(b) **Additional Rent**. Prior to consenting to any proposed assignment or subletting, Lessor may require that Lessee not then be in default hereunder in any respect; and Lessee or the proposed Transferee shall agree to pay Lessor, within 30 days after demand, as Additional Rent, a sum equal to the reasonable additional costs, if any, incurred by Lessor for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment.

(c) **Transfer Document(s).** An executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Lessor, shall be delivered to Lessor within five (5) days after the execution thereof by the Transferees, and that such transfer shall not be binding upon Lessor until the delivery thereof to Lessor and the execution and delivery of Lessor's consent thereto.

(d) **Permitted Transfer.** Notwithstanding the foregoing, Lessor's consent shall not be required for, and Lessor shall not be entitled to any Transfer Premium in connection with, any Permitted Transfer. The term "**Permitted Transfer**" means Lessee's assignment of its interest in this Lease or a sublease of all or any portion of the Premises to:

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(i) a successor corporation (or other entity) to Lessee resulting from the merger, consolidation or non-bankruptcy reorganization of Lessee, (ii) a purchaser of all or substantially all of Lessee's assets as an ongoing concern so long as the Lease is assigned to, and assumed by, such purchaser, (iii) an acquirer of a majority of Lessee's stock or equity interests, or (iv) an "Affiliate" (as defined below) of Lessee. The term ("**Permitted Transferee**") means the purchaser, assignee, sublessee or other successor to Lessee's interest in this Lease pursuant to a Permitted Transfer. Lessee shall not effectuate any Permitted Transfer until Lessor notifies Lessee in writing that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied. For the purposes of this Paragraph, the term "**Affiliate**" of Lessee means any entity controlling, controlled by or under common control with Lessee.

(e) **Transfer Procedure.** Within thirty (30) calendar days after receipt of Tenant's request for consent to a proposed Assignment or any sublease that is not a Permitted Sublease, together with all information reasonably necessary for Landlord to make a determination as to whether such an transfer is acceptable to Landlord (which can include the following: the full particulars of the proposed transfer, including nature, effective date, terms, and conditions; a description of the identity, net worth, and previous business experience of the proposed transferee, including copies of such assignee's latest income statement, balance sheet, and statement of cash flows (with accompanying notes and disclosures of all material changes thereto); and a complete business plan prepared by the proposed transferee); Landlord shall evaluate the proposed transfer, and may refuse its consent to any proposed transfer on any reasonable grounds, including (by way of example and without limitation) any of the following situations: the description of the proposed use of the Premises; whether the proposed transferee's financial condition is adequate to support all of the financial and other obligations of Tenant under this Lease; the business reputation or character of the proposed transferee; whether the proposed transferee will conduct a business on the Premises of quality substantially equal to or better than that conducted by Tenant; whether the nature of the proposed transfer would involve the risk of the presence, use, release, or discharge of any Hazardous Substances (as defined in Paragraph 6of the Lease), or increase Landlord's insurance premiums; whether Landlord has received assurances that any past due amounts owing from Tenant to Landlord, if any, will be paid and all other defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed transfer; whether the anticipated rent received from the proposed transfer is less than the rent received from the existing Tenant; or whether the transfer would breach any covenant of Landlord respecting radius, location, use, exclusivity, or any other restriction placed upon Landlord. Within said thirty (30) calendar day period, Landlord will respond and have the right to either (a) consent to the assignment; (b) refuse to consent to the proposed assignment; or (c) terminate this Lease, such termination to be effective thirty (30) calendar days after Tenant's receipt of Landlord's notice electing to so terminate. If Landlord exercises its termination right under this section 12.4, Landlord will have the right to enter into a lease or other occupancy agreement directly with the proposed assignee, and Tenant will have no right to any of the rents or other consideration payable by the proposed assignee under the other lease or occupancy agreement. In the event, however, that Landlord fails to respond to any written request of Tenant within thirty (30) calendar days of receipt of Tenant's written request to assign, along with supporting documentation as described above, Tenant will have the right to provide a second written request to Landlord, and Landlord's failure to respond to that second request within ten (10) calendar days following receipt thereof shall be deemed to constitute Landlord's approval of the proposed assignment.

13. Default; Breach; Remedies.

13.1 **Default; Breach**. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "**Breach**" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period. Any notice required to be given by Lessor under this section 13.1 will supersede and be in lieu of, and not in addition to, any notice required under the laws of the State of California. Lessee waives any such notice required by Applicable Requirements.

(a) The abandonment of the Premises, as specified in Civil Code 1951.3; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. In addition, the failure of Lessee to pay Rent when due more than 2 times within a 12-month period, provided Lessor has given Lessee the required written notice in each case (the third failure will be a noncurable default). THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF

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RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 38, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 15 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 15 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 15 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 **Remedies**. If Lessee fails to perform any of its affirmative duties or obligations, within the applicable grace period after written notice (or in case of an emergency, without notice), Lessor may, at its option but not its obligation, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately
surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination;(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that

portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (ii) of the foregoing shall be computed by allowing interest at the maximum interest rate allowable by law. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute. Lessee hereby waives California Civil Code section 1950.7 and any successor statute and other Applicable Requirements regarding Lessor's holding, application, and return of security deposits.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 **Waiver of Redemption**. Lessee waives, for itself and all persons claiming by and under Lessee, all rights and privileges that it may have under any present or future Applicable Requirements, including, but not limited to, California Code of Civil Procedure sections 1174(c) and 1179, to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

13.4 **Intentionally omitted.**

13.5 **Late Charges**. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent or other sums due under this Lease, including payments returned by any financial institution, will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent is not received by Lessor or Lessor's designee within 5 days after such amount shall be due or any other sum due from Lessee is not received by Lessor or Lessor's designee when due, or is returned NSF by Lessee's financial institution, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater, provided that this amount will not exceed the maximum rate permitted by law, plus any actual attorney's fees incurred by Lessor because of Lessee's failure to pay Rent or other charges due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of such late payment. This late charge is not considered a grace period and Lessor is entitled to serve a three-day notice to pay rent or quit at any time after Rent is due. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising of any of the other rights and remedies granted in this Lease. In the event that a late charge payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent for the following 24 months shall, at Lessor's option, become due and payable quarterly in advance, commencing on the first day of the month following the third consecutive month and continuing for the next 24 months.

13.6 **Interest**. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

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13.7 **Breach by Lessor.**

(a) **Notice of Breach**. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) **Performance by Lessee on Behalf of Lessor**. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor. Tenant's sole remedy under this section 13.7(b) shall be to pursue an action for money damages or equitable relief against Lessor, and Lessee shall not be entitled to terminate this Lease as a result of the default. In no event will Lessor be liable for consequential damages. Furthermore, it is expressly understood and agreed that any judgment against Lessor resulting from any default or other claim under this Lease will be satisfied only out of the proceeds of sale received on execution of that judgment and levied thereon against the right, title, and interest of Lessor in the Premises, but not exceeding the lesser of (a) the equity interest of Lessor in the Premises, or (b) the equity interest Lessor would have in the Premises if the Premises were encumbered by third party debt in an amount equal to seventy percent (70%) of its value (as such value is determined by Lessor). Lessee shall have no claim against any other assets of Lessor or any assets of any of Lessor's directors, officers, shareholders, members, managers, partners, agents, or employees for satisfaction of any judgment with respect to this Lease.

14. Condemnation. If the Premises are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "**Condemnation**"), this Lease shall terminate. Lessor and Lessee will each be released from any liability accruing under this Lease after the date of such termination, but Rent for the last month of Lessee's occupancy will be prorated and Lessor will refund to Lessee any Rent paid in advance. If the only a portion of the Premises (defined herein as (i) more than 25 percent of the floor area of the Premises, (ii) a portion of the Premises, regardless of percentage of the Premises taken, the remainder of the Premises is not one undivided contiguous parcel, or (iii) more than 25 percent of the Property) is taken by Condemnation, Lessor may, at Lessor's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Estoppel Certificates.

(a) Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate", plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the

Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

17. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

19. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its property manager, partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's property manager, partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Notices.

21.1 **Notice Requirements**. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by
courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email (but only if one of the other methods is also used), and shall be deemed sufficiently given if served in a manner specified in this Paragraph 21. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as required herein, shall be deemed to be receipt of the notice sent.

21.2 **Date of Notice**. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand or transmitted by facsimile transmission shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

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22. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment. No endorsement or statement or any letter accompanying a payment or check will be considered an accord and satisfaction. Lessor may accept checks or payments without prejudice to Lessor's right to recover all amounts due and pursue all other remedies provided for in this Lease. Lessor's receipt of monies from Lessee after giving notice terminating this Lease will in no way reinstate, continue, or extend the Term or affect any termination notice given by Lessor before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of that rent will not waive or affect such prior notice, action, or judgment.

(c) No act or conduct of Lessor, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Lessee before the Expiration Date. Only a notice from Lessor to Lessee shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

(d) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

23. No Right To Holdover. On the expiration or earlier termination of the Term, Lessee will peaceably and quietly surrender possession of the Premises broom clean, in good repair, and in the same condition as the Premises were on delivery of possession to Lessee by Lessor. No act of Lessor or its authorized representatives will constitute Lessor's acceptance of a surrender or abandonment of the Premises unless that intent is specifically acknowledged in a writing signed by both parties. At Lessor's option, a surrender and termination of this Lease will operate as an assignment to Lessor of all subleases or subtenancies. Lessor will exercise this option by giving notice of that assignment to all subtenants within 10 days after the effective date of the surrender and termination. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, the holding over will not constitute a renewal or extension of this Lease or give Lessee any rights under this Lease. In such event, Lessor may, in its sole discretion, treat Lessee as a tenant at will, subject to all the terms and conditions of this Lease, except for Term and Options, and except that the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. Lessee will indemnify, defend, and hold Lessor harmless from and against any and all losses, claims, liabilities, damages, costs, and expenses incurred by or asserted against Lessor and arising directly or indirectly from Lessee's failure to timely surrender the Premises, including (i) any rent payable by, or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Lessor's damage as the result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of the failure to timely surrender the Premises.

24. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

25. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

26. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and shall be construed and interpreted in accordance with the law of the State of California.

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Venue for any action brought under this Lease shall be the Superior Court for the County of San Francisco, as the Premises is located in that County.

27. Subordination; Attornment; Non-Disturbance.

27.1 **Subordination**. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "**Security Device**"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "**Lender**") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

27.2 **Attornment**. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 27.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

27.3 **Non-Disturbance**. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "**Non-Disturbance Agreement**") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof an attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

27.4 **Self-Executing**. The agreements contained in this Paragraph 27 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

28. Attorneys' Fees. In any action arising out of this Lease or involving the Premises, whether founded in tort, contract, or equity, each side shall bear its own attorneys' fees and costs.

29. Lessor's Access; Showing Premises; Repairs. Lessee shall not be allowed to change the locks without Lessor's prior written consent. The cost of any and all security system, card system or key access system shall be the sole responsibility of the Lessee. Lessor shall at all times have keys to all doors to or in the Premises, excluding Lessee's vaults and safes or special security areas (designated in advance), and Lessor shall have the right to use any and all means which Lessor may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Lessor by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Lessee from the Premises or any portions thereof. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and during business hours with 24 hour prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, to determine whether the Premises are in good condition and whether Lessee is complying with its obligation under this Lease and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises or to shore the foundations, footings, and walls of the building and other improvements that are a part of the Premises if any excavation of other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Lessor's right under this provision extends to the owner of the adjacent property on which excavation or construction is to take place and the adjacent property owner's authorized representatives. All such activities shall be without abatement of rent or liability to Lessee.

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30. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

31. Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements. Lessee, at its sole cost and expense, shall be entitled to an exterior building sign permitted by the Lessor and City and County of San Francisco (and to any other public authorities having jurisdiction). All building signage shall be approved in writing by Lessor in Lessor's reasonable discretion before any installation or modification. Lessee shall remove such signage prior to the Expiration Date or earlier termination of this Lease and repair any damage caused by the installation and/or removal of such signage.

32. Termination; Merger; Transfer. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

33. Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

34. Guarantor.

34.1 **Execution**. The Guarantors, if any, shall each execute a personal guaranty of lease document.

34.2 **Default**. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty,
(b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

35. Quiet Possession. Lessor covenants that there are no liens upon its estate other than (a) the effect of the covenants, conditions, restrictions, easements, rights and rights of way of record; (b) the effect of any zoning laws of the city and county in which the Premises are situated; (c) general and special taxes; and (d) construction and/or permanent, primary and/or secondary financing encumbrances and/or ground leases attendant thereto. Lessee agrees that as to its leasehold estate, it and all persons in possession or holding under it, will conform to and will not violate the terms of the aforementioned covenants, conditions, restrictions, easements, rights and rights of way of record (if any), as they presently exist or may be executed or modified from time to time. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

36. Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

36.1 **Definition**. **"Option"** shall mean: (the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor.

36.2 **Option Term, Base Rent & Notice**. Pursuant to this Paragraph 36 Lessor grants Lessee an option to extend this Lease for one period of 1 year from the Lease expiration date, upon the same terms and conditions as contained in the Lease, except rent (which shall increase pursuant to the schedule set forth in Paragraph one (1) upon written notice to Lessor of Lessee's exercise of such option given at least one hundred eighty (180) days prior to Expiration Date.

36.3 **Options Personal To Original Lessee**. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the

original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

36.4 **Multiple Options**. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

36.5 **Effect of Default on Options.**

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 36.5(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

37. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

38. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

39. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions
hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

40. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority. If Lessee is a corporation, trust, limited liability company, partnership, or similar entity, it shall deliver to Lessor satisfactory evidence of such authority prior to Lease execution.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that all named Lessees (or individuals executing this Lease in a capacity as an officer, director, or manager) must execute any amendment to this Lease, or other document ancillary thereto in order to bind all of the named Lessees.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

41. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

42. Amendments. This Lease contains all the agreements of the parties and cannot be amended or modified except by a written agreement signed by all Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

43. Waiver of Jury Trial. IN GRAFTON PARTNERS L.P. v. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE

UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE WILL ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, THE PARTIES EACH WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

44. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [ ] is [**x**] is not attached to this Lease.

45. Accessibility; Americans with Disabilities Act.

(a) The Premises: Have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. The cost of the CASp inspection shall be borne by the party requesting such inspection.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

(c) **Disability Access Improvement Obligations.** Pursuant to San Francisco Administrative Code Chapter 38, Lessor and Lessee agree to the provisions of this Paragraph to confirm their express agreement as to which party will make and pay for any improvements to the Premises or the Building that may be required by any applicable provisions of Title 28 Sections 36.304 and 36.305 of the Code of Federal Regulations and any similar state and local laws ("**Required Disability Access Improvements**"). Accordingly, Lessor and Lessee agree as follows: Lessee shall be obligated to make and pay for any Required Disability Access Improvements to the Premises to the extent triggered by Lessee's use of the Premises or any alterations or Lessee Improvements performed by or on behalf of Lessee. Lessor shall be obligated to make and pay for any Required Disability Access Improvements to the Property only to the extent the same are not the express obligation of Lessee as set forth in the immediately preceding sentence. Lessor may, in Lessor's sole and absolute discretion, elect to make any Required Disability Access Improvements that are the obligation of Lessee hereunder and in such case Lessee shall reimburse Lessor for all reasonable out-of-pocket related costs and expenses. Any Required Disability Access Improvements made and paid for by Lessor shall be additional Rent payable to Lessor under the Lease, except to the extent the same are subject to an exclusion set forth in the Lease. Lessor and Lessee further agree that each party will use reasonable efforts to notify the other party if either makes alterations or other changes to the Premises or the Property that might impact accessibility under any applicable laws. The provisions of this Paragraph shall not limit the generality of other provisions of the Lease governing alterations and compliance with applicable laws.

46. Office of Foreign Assets Control ("OFAC") Representations. Lessor and Lessee (each, a "**Representing Party**") each represents and warrants to the other: (i) that neither the Representing Party nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a "**Prohibited Person**") with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("**OFAC**") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the "**Executive Order**") signed on September 24, 2001 and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism", or other governmental action, (ii) that the Representing Party's activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the "**Anti-Money Laundering Act**"), and (iii) that throughout the term of this Lease the Representing Party shall comply with the Executive Order and with the Anti-Money Laundering Act.

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47. **Force Majeure.** If Lessor's performance of any act required under this lease is prevented, hindered, delayed, or stopped due to trade embargoes or sanctions; strikes, lockouts, or labor disputes; acts of God; inability to obtain services, labor, or materials or reasonable substitutes for those items; governmental restrictions, laws, regulations, or controls, including, but not limited to, shelter-in-place orders or forced closures; judicial orders; governmental action or inaction (including failure, refusal, or delay in issuing permits or other approvals; enemy or hostile government action; war; terrorism; riots; civil commotion; the delay, failure, or interruption of any utility service; fire or other casualty; pandemic, epidemic, viral outbreak, diseases of any kind, quarantines, or public health emergencies; or any other cause beyond Lessor's reasonable control (each, an event of Force Majeure), then Lessor's performance of the act will be excused for the period of such prevention, hindrance, delay, or stoppage and the period for performance of the act will be extended for a period equal to the period of such prevention, hindrance, delay, or stoppage, provided that nothing contained in this section 47 excuses Lessee from its obligations under this Lease to pay Minimum Rent and Additional Rent except when (a) the payment is expressly excused under other Lease clauses or (b) embodied in a written amendment signed by Lessor and Lessee.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: ____________________

On: 8/26/2022

By LESSOR:

By: DocuSigned by: Bradley A. Jones 24C53805377A4DC...

Bradley A. Jones
Title: Manager, The Company, LLC
Phone: 415-209-6665

By: DocuSigned by: Stanley L. Jones E8FB6B8964124B5...

Stanley L. Jones

By: DocuSigned by: Marianne C. Richards F56B4DF7C46C4DE...

Marianne C. Richards

Executed at: ____________________

On: 8/28/2022

By LESSEE:

By: DocuSigned by: Sung Kim 560E6879C68F426...

Sung Kim
Title: President
Phone: 650-326-8834

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